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                                                                      Exhibit 23


                       INDEPENDENT ACCOUNTANTS' CONSENT
                       --------------------------------


The Board of Directors
OceanFirst Financial Corp.:

We consent to incorporation by reference in the registration statement (No. 333-42088) on Form S-8, pertaining to the OceanFirst Financial Corp. 2000 Stock Option Plan, and in the registration statement (No. 33-34143) on Form S-8, pertaining to the OceanFirst Financial Corp. 1997 Incentive Plan, and in the registration statement (No. 33-34145), on Form S-8, pertaining to the Retirement Plan for OceanFirst Bank, of OceanFirst Financial Corp., of our report dated January 19, 2001, relating to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of OceanFirst Financial Corp.



                                         KPMG LLP


Short Hills, New Jersey
March 23, 2001